Exhibit 99.1

Box Reports Strong Fourth Quarter and Fiscal 2022 Financial Results

Fourth Consecutive Quarter of Accelerating Growth, with Revenue Growth of 17% Year-Over-Year

Fourth Quarter GAAP Operating Margin of Breakeven, Non-GAAP Operating Margin of 21%

Fiscal 2022 Combined Revenue Growth + Free Cash Flow Margin of 33%

REDWOOD CITY, Calif. – March 2, 2022 – Box, Inc. (NYSE:BOX), the leading Content Cloud, today announced preliminary financial results for the fourth quarter and fiscal year 2022, which ended January 31, 2022.

“In fiscal 2022, we achieved strong results across all of our financial metrics, executing on our vision for the Box Content Cloud while exceeding our guidance for growth and profitability,” said Aaron Levie, co-founder and CEO of Box. “Businesses today are adopting a digital-first, cloud-delivered focus, reimagining how they work in a world of distributed and hybrid teams. Content is at the center of this shift, and Box is uniquely positioned to capitalize on this opportunity. Our strong execution in FY22 and continued business momentum give us confidence in our ability to drive continued growth while delivering the industry’s leading content cloud platform to our customers.”

“We are proud to have delivered a combined revenue growth plus free cash flow margin outcome of 33% in fiscal 2022, ahead of our target and up significantly from 26% a year ago,” said Dylan Smith, Box’s co-founder and CFO. “With a sharp focus on delivering profitable growth as we capitalize on our expanded market opportunity, we expect to deliver another year of accelerating revenue growth and expanding operating margins for the full year of fiscal 2023.”

Fiscal Fourth Quarter Financial Highlights

•
Revenue for the fourth quarter of fiscal year 2022 was $233.4 million, a 17% increase from revenue for the fourth quarter of fiscal year 2021 of $198.9 million.
•
Remaining performance obligations as of January 31, 2022, were $1.1 billion, a 19% increase from remaining performance obligations as of January 31, 2021 of $896.9 million.
•
Deferred revenue as of January 31, 2022, was $534.2 million, a 15% increase from deferred revenue as of January 31, 2021 of $465.6 million.
•
Billings for the fourth quarter of fiscal year 2022 were $337.9 million, a 9% increase from billings for the fourth quarter of fiscal year 2021 of $310.1 million.
•
GAAP gross profit for the fourth quarter of fiscal year 2022 was $168.7 million, or 72% of revenue. This compares to a GAAP gross profit of $140.3 million, or 71% of revenue, in the fourth quarter of fiscal year 2021.
•
Non-GAAP gross profit for the fourth quarter of fiscal year 2022 was $175.2 million, or 75% of revenue. This compares to a non-GAAP gross profit of $145.6 million, or 73% of revenue, in the fourth quarter of fiscal year 2021.
•
GAAP operating loss in the fourth quarter of fiscal year 2022 was $0.2 million, or 0% of revenue. This compares to a GAAP operating loss of $3.3 million, or 2% of revenue, in the fourth quarter of fiscal year 2021.
•
Non-GAAP operating income in the fourth quarter of fiscal year 2022 was $48.5 million, or 21% of revenue. This compares to a non-GAAP operating income of $36.4 million, or 18% of revenue, in the fourth quarter of fiscal year 2021.
•
GAAP net loss per share attributable to common stockholders, basic and diluted, in the fourth quarter of fiscal year 2022 was $0.06 on 148.3 million weighted-average shares outstanding. This compares to a GAAP net loss per share attributable to common stockholders of $0.03 in the fourth quarter of fiscal year 2021 on 159.2 million weighted-average shares outstanding.
•
Non-GAAP net income per share attributable to common stockholders, diluted, in the fourth quarter of fiscal year 2022 was $0.24. This compares to a non-GAAP net income per share attributable to common stockholders, diluted, of $0.22 in the fourth quarter of fiscal year 2021.
•
Net cash provided by operating activities in the fourth quarter of fiscal year 2022 was $49.2 million. This compares to net cash provided by operating activities of $57.5 million in the fourth quarter of fiscal year 2021.
•
Free cash flow in the fourth quarter of fiscal year 2022 was $33.3 million. This compares to free cash flow of $41.0 million in the fourth quarter of fiscal year 2021.

Fiscal Year 2022 Financial Highlights

•
Revenue for fiscal year 2022 was $874.3 million, a 13% increase from revenue for fiscal year 2021 of $770.8 million and an improvement from the prior year’s growth of 11%.
•
Billings for fiscal year 2022 were $941.9 million, a 16% increase from billings for fiscal year 2021 of $812.5 million.
•
GAAP gross profit for the fiscal year 2022 was $624.8 million, or 71% of revenue. This compares to a GAAP gross profit of $546.0 million, or 71% of revenue, in fiscal year 2021.
•
Non-GAAP gross profit for fiscal year 2022 was $650.1 million, or 74% of revenue. This compares to a non-GAAP gross profit of $565.0 million, or 73% of revenue, in fiscal year 2021.
•
GAAP operating loss in fiscal year 2022 was $27.6 million, or 3% of revenue. This compares to a GAAP operating loss of $37.6 million, or 5% of revenue, in fiscal year 2021.
•
Non-GAAP operating income in fiscal year 2022 was $173.4 million, or 20% of revenue. This compares to a non-GAAP operating income of $118.8 million, or 15% of revenue, in fiscal year 2021.
•
GAAP net loss per share attributable to common stockholders, basic and diluted, in fiscal year 2022 was $0.35 on 155.6 million weighted-average shares outstanding. This compares to a GAAP net loss per share attributable to common stockholders of $0.28 in fiscal year 2021 on 155.8 million weighted-average shares outstanding.
•
Non-GAAP net income per share attributable to common stockholders, diluted, in fiscal year 2022 was $0.85. This compares to a non-GAAP net income per share attributable to common stockholders, diluted, of $0.70 in fiscal year 2021.
•
Net cash provided by operating activities in fiscal year 2022 was $234.8 million. This compares to net cash provided by operating activities of $196.8 million in fiscal year 2021.
•
Free cash flow in fiscal year 2022 was $170.2 million, an increase of 41% from free cash flow of $120.3 million in fiscal year 2021.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Business Highlights Since Last Earnings Release

•
Delivered wins or expansions with leading organizations such as 23andMe, Crispr Therapeutics, Fanatics, Japan Post Co., Ltd., Twilio, and United Parcel Service of America.
•
Released new and enhanced capabilities, integrations, and developer tools for Box's native e-signature product, Box Sign. These new capabilities include workflow features that automate processes once a document has been executed and APIs that power e-signatures in third-party and custom applications.
•
Announced new monitoring and reporting tools for the Box Admin Console to help customers keep their businesses running smoothly and securely. These new capabilities include advanced reporting in Box Sign and Box Shield, automated verification controls, and an event stream that provides near real-time visibility into activity across Box.
•
Announced the general availability of an enhanced Box for Microsoft Teams integration that enables customers to select Box as the default cloud content management solution in the Teams environment.
•
Announced the general availability of an enhanced Box for Slack integration that enables joint customers to use Box as the single file storage system in the Slack environment.
•
Announced the grantees of the 2021 Box Impact Fund, which provides grants for digital transformation to nonprofit organizations doing critical work in the areas of child welfare and crisis response.
•
Recognized as #5 in Glassdoor Best Places to Work in 2022 and as one of Great Place to Work's Best Workplaces for Parents in 2021.
•
Received a top score of 100 on the 2022 Human Rights Campaign Corporate Equality Index.

Outlook

•
Q1 FY23 Guidance: Revenue is expected to be in the range of $233 million to $235 million, up 16% year-over-year at the high-end of the range. GAAP operating margin is expected to be approximately 1%, and non-GAAP operating margin is expected to be approximately 21%. GAAP basic and diluted net loss per share attributable to common stockholders are expected to be in the range of $0.05 to $0.04. Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $0.24 to $0.25. Weighted-average basic and diluted shares outstanding are expected to be approximately 146 million and 152 million, respectively.
•
Full Year FY23 Guidance: Revenue is expected to be in the range of $990 million to $996 million, up 14% year-over-year at the high-end of the range, and represents an acceleration from last year’s growth rate of 13%. GAAP operating margin is expected to be approximately 2%, and non-GAAP operating margin is expected to be approximately 22%. GAAP basic and diluted net loss per share attributable to common stockholders are expected to be in the range of $0.07 to $0.03. Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $1.10 to $1.14. Weighted-average basic and diluted shares outstanding are expected to be approximately 148 million and 154 million, respectively.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income (loss) per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call. Prepared remarks will be available on the Box Investor Relations website after the call ends.

The conference call can be accessed by registering online at http://www.directeventreg.com/registration/event/6523187, at which time registrants will receive dial-in information as well as a passcode and registrant ID. A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-585-8367 (U.S. and Canada), conference ID: 6523187

+ 1-416-621-4642 (international), conference ID: 6523187

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding the size of its market opportunity, sales productivity, its leadership position in the cloud content management market, the demand for its products, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships, the impact of its acquisitions on future Box product offerings, the benefits to its customers from completing acquisitions, the time needed to integrate acquired businesses into Box, the impact of the COVID-19 pandemic or the Russian invasion of Ukraine on its business, its ability to grow and scale its business and drive operating efficiencies, its net retention rate, its ability to achieve revenue targets and billings expectations, its revenue and billings growth rates, its ability to expand operating margins, its revenue growth rate plus free cash flow margin in fiscal year 2023 and beyond, its long-term financial targets for fiscal year 2024 and beyond, its ability to achieve profitability on a quarterly or ongoing basis, its free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, its revenue, billings, GAAP and non-GAAP gross margin, GAAP and non-GAAP net income (loss) per share, GAAP and non-GAAP operating margins, the related components of GAAP and non-GAAP net income (loss) per share, weighted-average outstanding share count expectations for Box’s fiscal first quarter and full fiscal year 2023 in the section titled “Outlook” above, equity burn rate, any potential repurchase of its common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the COVID-19 pandemic or the Russian invasion of Ukraine; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; and (9) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Box. While Box believes these estimates are meaningful, they could differ from the actual amounts that Box ultimately reports in its Annual Report on Form 10-K for the fiscal year ended January 31, 2022. Box assumes no obligations and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended January 31, 2022.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended October 31, 2021. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, billings, remaining performance obligations, and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

Non-GAAP operating income (loss) and non-GAAP operating margin. Box defines non-GAAP operating income (loss) as operating income (loss) excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income (loss) divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquired intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period. Furthermore, Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism, which include directly applicable third-party advisory and professional service fees, (2) expenses related to certain litigation, (3) expenses associated with restructuring activities, consisting primarily of severance and other personnel-related costs, and (4) expenses related to acquisitions, including transaction and discrete tax costs. There are no expenses related to litigation excluded from non-GAAP operating income (loss) in any of the periods presented.

Non-GAAP net income (loss) and non-GAAP net income (loss) per share. Box defines non-GAAP net income (loss) as GAAP net income (loss) excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items as described in the preceding paragraph. In January 2021, Box issued $345 million aggregate principal amount of 0.00% convertible senior notes due in 2026 (the “Notes”). Upon issuance, Box recorded a debt discount for the conversion feature of the Notes, separately accounted for as equity, which was amortized as interest expense together with the issuance costs of the Notes. Box excluded the amortization of the debt discount and issuance costs associated with the Notes, in addition to the expenses described above, as they are considered by management to be special items outside of Box’s core operating results. Box adopted Accounting Standards Update (“ASU”) 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivative and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), effective February 1, 2021, and upon adoption, eliminated the debt discount for the conversion feature of the Notes. Box defines non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog, offset by contract assets. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract and invoicing is not dependent on a future event such as the delivery of a specific new product or feature, or the achievement of contractual contingencies. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure because it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Free cash flow. Box defines free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

About Box

Box (NYSE:BOX) is the leading Content Cloud that enables organizations to accelerate business processes, power workplace collaboration, and protect their most valuable information, all while working with a best-of-breed enterprise IT stack. Founded in 2005, Box simplifies work for leading organizations globally, including AstraZeneca, JLL, and Morgan Stanley. Box is headquartered in Redwood City, CA, with offices in the United States, Europe, and Asia. To learn more about Box, visit http://www.box.com. To learn more about how Box powers nonprofits to fulfill their missions, visit Box.org.

Contacts

Investors:
Cynthia Hiponia and Elaine Gaudioso
+1 650-209-3463
ir@box.com

Media:
Denis Roy and Rachel Levine
+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	January 31,	January 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$416,274	$595,082
Short-term investments	170,000	—
Accounts receivable, net	256,312	228,309
Prepaid expenses and other current assets	27,953	16,785
Deferred commissions	46,025	39,110
Total current assets	916,564	879,286
Property and equipment, net	105,755	160,148
Operating lease right-of-use assets, net	172,808	194,253
Goodwill	74,466	18,740
Deferred commissions, non-current	72,884	66,481
Other long-term assets	49,532	32,774
Total assets	$1,392,009	$1,351,682
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$58,942	$32,128
Accrued compensation and benefits	54,705	39,123
Finance lease liabilities	41,235	49,888
Operating lease liabilities	44,608	47,771
Deferred revenue	519,485	443,929
Total current liabilities	718,975	612,839
Debt, net, non-current	367,463	297,614
Finance lease liabilities, non-current	20,836	60,351
Operating lease liabilities, non-current	168,192	192,531
Deferred revenue, non-current	14,757	21,684
Other long-term liabilities	8,993	15,598
Total liabilities	1,299,216	1,200,617
Series A convertible preferred stock	487,880	—
Stockholders’ (deficit) equity:
Common stock	15	16
Additional paid-in capital	972,020	1,473,666
Accumulated other comprehensive loss	(4,543)	(938)
Accumulated deficit	(1,362,579)	(1,321,679)
Total stockholders’ (deficit) equity	(395,087)	151,065
Total liabilities, convertible preferred stock and stockholders' (deficit) equity	$1,392,009	$1,351,682

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2022	2021	2022	2021
Revenue	$233,361	$198,913	$874,332	$770,770
Cost of revenue (1)	64,680	58,597	249,484	224,738
Gross profit	168,681	140,316	624,848	546,032
Operating expenses:
Research and development (1)	59,105	48,579	218,523	201,262
Sales and marketing (1)	79,668	68,123	298,635	275,742
General and administrative (1)	30,074	26,892	135,316	106,670
Total operating expenses	168,847	143,594	652,474	583,674
Loss from operations	(166)	(3,278)	(27,626)	(37,642)
Interest and other expense, net	(1,563)	(1,349)	(9,838)	(4,584)
Loss before provision for income taxes	(1,729)	(4,627)	(37,464)	(42,226)
Provision for income taxes	2,596	316	3,995	1,207
Net loss	(4,325)	(4,943)	(41,459)	(43,433)
Dividend on series A convertible preferred stock	(3,807)	—	(10,911)	—
Accretion of series A convertible preferred stock	(526)	—	(1,508)	—
Net loss attributable to common stockholders	$(8,658)	$(4,943)	$(53,878)	$(43,433)
Net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$(0.03)	$(0.35)	$(0.28)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	148,271	159,172	155,598	155,849

(1) Includes stock-based compensation expense as follows:

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2022	2021	2022	2021
Cost of revenue	$5,084	$5,263	$20,093	$18,936
Research and development	18,272	15,006	68,063	61,145
Sales and marketing	14,205	10,651	52,547	42,015
General and administrative	9,906	7,934	38,271	32,196
Total stock-based compensation	$47,467	$38,854	$178,974	$154,292

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,325)	$(4,943)	$(41,459)	$(43,433)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,124	19,096	78,234	75,478
Stock-based compensation expense	47,467	38,854	178,974	154,292
Amortization of deferred commissions	12,579	9,988	45,866	36,053
Other	290	1,018	2,862	1,071
Changes in operating assets and liabilities
Accounts receivable, net	(101,688)	(112,645)	(27,224)	(18,875)
Prepaid expenses and other assets	(9,356)	5,714	(16,053)	6,348
Deferred commissions	(24,221)	(18,751)	(59,240)	(48,041)
Operating lease right-of-use assets, net	9,715	10,630	41,825	40,726
Accounts payable, accrued expenses, and other liabilities	6,207	9,634	15,325	(2,824)
Operating lease liabilities	(11,199)	(12,305)	(47,389)	(45,725)
Deferred revenue	104,578	111,250	63,097	41,764
Net cash provided by operating activities	49,171	57,540	234,818	196,834
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(30,000)	—	(170,000)	—
Purchases of property and equipment, net of proceeds from sales	(1,225)	(1,637)	(4,702)	(9,052)
Capitalized internal-use software costs	(2,284)	(1,081)	(5,785)	(7,438)
Acquisitions, net of cash acquired	—	—	(59,395)	—
Other	187	—	514	107
Net cash used in investing activities	(33,322)	(2,718)	(239,368)	(16,383)
CASH FLOWS FROM FINANCING ACTIVITIES:
Series A convertible preferred stock, net of issuance costs	(23)	—	485,080	—
Repurchases of common stock	(133,318)	—	(561,571)	—
Proceeds from issuance of convertible debt, net of issuance costs	—	336,375	(478)	336,375
Purchase of capped calls related to convertible debt	—	(27,773)	—	(27,773)
Proceeds from borrowings, net of borrowing costs	—	—	(171)	30,000
Principal payments on borrowings	—	(20,000)	—	(40,000)
Payments of dividends to preferred stockholders	(9,619)	—	(9,619)	—
Proceeds from issuances of common stock under employee equity plans	1,633	387	25,373	28,856
Employee payroll taxes paid related to net settlement of restricted stock units	(13,706)	(10,541)	(57,383)	(48,761)
Principal payments of finance lease liabilities	(12,209)	(13,861)	(50,391)	(60,020)
Other	(156)	—	(3,701)	—
Net cash (used in) provided by financing activities	(167,398)	264,587	(172,861)	218,677
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(423)	309	(1,212)	797
Net (decrease) increase in cash, cash equivalents, and restricted cash	(151,972)	319,718	(178,623)	399,925
Cash, cash equivalents, and restricted cash, beginning of period	568,860	275,793	595,511	195,586
Cash, cash equivalents, and restricted cash, end of period	$416,888	$595,511	$416,888	$595,511

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2022	2021	2022	2021
GAAP gross profit	$168,681	$140,316	$624,848	$546,032
Stock-based compensation	5,084	5,263	20,093	18,936
Acquired intangible assets amortization	1,451	—	5,148	—
Non-GAAP gross profit	$175,216	$145,579	$650,089	$564,968

GAAP gross margin	72%	71%	71%	71%
Stock-based compensation	2	2	2	2
Acquired intangible assets amortization	1	—	1	—
Non-GAAP gross margin	75%	73%	74%	73%

GAAP operating loss	$(166)	$(3,278)	$(27,626)	$(37,642)
Stock-based compensation	47,467	38,854	178,974	154,292
Acquired intangible assets amortization	1,451	—	5,148	—
Acquisition-related expenses	67	790	1,282	790
Fees related to shareholder activism	(334)	—	15,644	1,402
Non-GAAP operating income	$48,485	$36,366	$173,422	$118,842

GAAP operating margin	—%	(2)%	(3)%	(5)%
Stock-based compensation	20	20	20	20
Acquired intangible assets amortization	1	—	1	—
Acquisition-related expenses	—	—	—	—
Fees related to shareholder activism	—	—	2	—
Non-GAAP operating margin	21%	18%	20%	15%

GAAP net loss attributable to common stockholders	$(8,658)	$(4,943)	$(53,878)	$(43,433)
Stock-based compensation	47,467	38,854	178,974	154,292
Acquired intangible assets amortization	1,451	—	5,148	—
Acquisition-related expenses	1,134	790	2,349	790
Fees related to shareholder activism	(334)	—	15,644	1,402
Amortization of debt discount and issuance costs	470	647	1,878	647
Undistributed earnings attributable to preferred stockholders	(4,657)	—	(12,034)	—
Non-GAAP net income attributable to common stockholders	$36,873	$35,348	$138,081	$113,698

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$(0.03)	$(0.35)	$(0.28)
Stock-based compensation	0.32	0.24	1.15	0.99
Acquired intangible assets amortization	0.01	—	0.03	—
Acquisition-related expenses	0.01	0.01	0.02	0.01
Fees related to shareholder activism	—	—	0.10	0.01
Amortization of debt discount and issuance costs	—	—	0.01	—
Undistributed earnings attributable to preferred stockholders	(0.03)	—	(0.08)	—
Non-GAAP net income per share attributable to common stockholders, basic	$0.25	$0.22	$0.88	$0.73
Non-GAAP net income per share attributable to common stockholders, diluted	$0.24	$0.22	$0.85	$0.70
Weighted-average shares used to compute GAAP net loss per share, basic and diluted	148,271	159,172	155,598	155,849
Weighted-average shares used to compute non-GAAP net income per share
Basic	148,271	159,172	155,598	155,849
Diluted	155,981	164,351	163,337	162,310

GAAP net cash provided by operating activities	$49,171	$57,540	$234,818	$196,834
Purchases of property and equipment, net of proceeds from sales	(1,225)	(1,637)	(4,702)	(9,052)
Principal payments of finance lease liabilities	(12,209)	(13,861)	(50,391)	(60,020)
Capitalized internal-use software costs	(2,440)	(1,081)	(9,486)	(7,438)
Non-GAAP free cash flow	$33,297	$40,961	$170,239	$120,324
GAAP net cash used in investing activities	$(33,322)	$(2,718)	$(239,368)	$(16,383)
GAAP net cash (used in) provided by financing activities	$(167,398)	$264,587	$(172,861)	$218,677

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2022	2021	2022	2021
GAAP revenue	$233,361	$198,913	$874,332	$770,770
Deferred revenue, end of period	534,242	465,613	534,242	465,613
Less: deferred revenue, beginning of period	(429,664)	(354,363)	(465,613)	(423,849)
Contract assets, beginning of period	1,073	—	25	—
Less: contract assets, end of period	(1,111)	(25)	(1,111)	(25)
Billings	$337,901	$310,138	$941,875	$812,509

BOX, INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended			Fiscal Year Ended
	April 30, 2022			January 31, 2023
GAAP net loss per share attributable to common stockholders range, basic and diluted	$(0.05)	-	$(0.04)	$(0.07)	-	$(0.03)
Stock-based compensation	0.32		0.32	1.30		1.30
Acquired intangible asset amortization	0.01		$0.01	0.04		0.04
Amortization of debt issuance costs	—		—	0.01		0.01
Undistributed earnings attributable to preferred stockholders	(0.03)		$(0.03)	(0.14)		(0.14)
Non-GAAP net income per share attributable to common stockholders range, basic	$0.25	-	$0.26	$1.14	-	$1.18
Non-GAAP net income per share attributable to common stockholders range, diluted	$0.24	-	$0.25	$1.10	-	$1.14

Weighted-average shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted			145,504			148,304
Weighted-average shares used to compute non-GAAP net income per share attributable to common stockholders:
Basic			145,504			148,304
Diluted			151,766			153,900

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN GUIDANCE

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	April 30, 2022	January 31, 2023
GAAP operating margin	1.0%	2.0%
Stock-based compensation	19.5	19.5
Acquired intangible assets amortization	0.5	0.5
Non-GAAP operating margin	21.0%	22.0%